UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/22/2010

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 22, 2010, EnerSys (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders of the Company voted on the following proposals stated in the Proxy Statement dated June 16, 2010.

The proposals voted on and approved or disapproved by the stockholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The stockholders elected three individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John D. Craig	41,156,098	1,566,519	2,333,894
Howard I. Hoffen	40,835,254	1,887,363	2,333,894
Joseph C. Muscari	42,117,368	605,249	2,333,894

Proposal No. 2. The stockholders approved the EnerSys 2010 Equity Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,009,312	6,645,149	68,155	2,333,894

Proposal No. 3. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,933,856	1,099,593	23,062	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 26, 2010	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President - Administration & Secretary